                                                              Exhibit 10.16

              CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                  THE SECURITIES AND EXCHANGE EXCHANGE COMMISSION.
                          ASTERISKS DENOTE SUCH OMISSIONS.

                                     MICROSURGE






         May 24, 1996


         Mr. Brian Hicks
         Technology Transfer Associate
         Ventures Department
         Brigham Medical Center, Inc.
         75 Francis Street
         Boston, MA  02115

              Re: Amendment to August 3, 1994 Patent License Agreement between Microsurge, Inc. and Brigham & Women's Hospital

         Dear Mr. Hicks:

              We refer to a Patent License Agreement dated August 3, 1994 between Brigham & Women's Hospital ("BWH") and Microsurge, Inc. (the "Agreement").

              Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

              Section 4.1 of the Agreement provides that Microsurge will pay BWH royalties of *% on net sales of BWH Licensed Products.
         Section 2.1 of the Agreement gives Microsurge the right to grant sublicenses, but the Agreement does not discuss how BWH will be compensated for sales of BWH Licensed Products by Microsurge's sublicensees.

              Microsurge proposed to amend Section 4.1 of the Agreement so that the current provision becomes Section 4.1(a) and the following language is added as Section 4.1(b):

                   (b) Royalties on BWH Licensed Products sold by Microsurge to its sublicensees shall be determined in accordance with Section 4.1(a) above. In addition, Microsurge shall pay BWH ************************* of
                   Microsurge's sublicense income from the BWH Patent Rights, including without limitation upfront sublicense fees and royalties paid by sublicensees (but excluding

              CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                  THE SECURITIES AND EXCHANGE EXCHANGE COMMISSION.
                          ASTERISKS DENOTE SUCH OMISSIONS.


         Mr. Brian Hicks
         May 24, 1996
         Page 2




                   revenue from sales of BWH Licensed Products by Microsurge to its sublicensees). Microsurge shall pay such amounts to BWH within sixty (60) days after the end of each calendar quarter, based on sublicense income received by Microsurge during the calendar quarter just completed. Such amount shall otherwise be paid to BWH in accordance with Section 4.4 below. The **% royalty under Section 4.1(a) above shall not be due on such sublicensee's Net Sales of BWH Licensed Products.

              All other provisions of the Agreement remain in full force and effect.

              If you agree with the proposed amendment stated above, please sign where indicated below and return a copy of the amendment to me.

                                       MICROSURGE, INC.


                                             /s/ E. James Hutchens
                                       By:____________________________
                                       Name:   E. James Hutchens
                                       Title:  Chief Executive Officer

         AGREED AND ACCEPTED:

         BRIGHAM & WOMEN'S HOSPITAL

             /s/ William Terry
         By:_____________________________
         Name:  William Terry
         Title: S.R. V.P.

         SUGAR SURGICAL TECHNOLOGIES, INC.

              /s/ David J. Sugarbaker
         By:_____________________________
         Name:
         Title:

            /s/ David J. Sugarbaker
         ________________________________
         DR. DAVID SUGARBAKER